Exhibit (13)(i)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form N-3 (the "Registration Statement") of our report dated April 16, 2009, relating to the financial statements of The Prudential Variable Contract Account-24, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 3, 2009, relating to the consolidated financial statements of The Prudential Insurance Company of America and its subsidiaries, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 23, 2009

Consent of Independent Registered Public Accounting Firm

The Committee and Participants of
The Prudential Variable Contract Account-2:

We consent to the use of our report incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Financial Statements” in the statement of additional information.

KPMG LLP

New York, New York

April 20, 2009